THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF OR IN ACCORDANCE WITH APPLICABLE LAW.
                            WARRANT TO PURCHASE STOCK

Corporation:               SYSVIEW TECHNOLOGY, INC.
Number of Shares:          325,000, subject to adjustment
Class of Stock:            Common
Initial Exercise Price:    $0.60 per Share
Issue Date:                September 27, 2007
Expiration Date:           September 26, 2012

         THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, NORTH ATLANTIC RESOURCES LIMITED or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares (the "Shares") of Common Stock of SYSVIEW TECHNOLOGY, INC. (the "Company"), in the number, at the price, and for the term specified above. The exercise price per share (the "Warrant Price") is equal to $0.60 per Share. If Company sells or issues its equity securities within one year after the Issue Date in an offering in which the Company receives gross proceeds of at least $1,000,000 (an "Equity Event") then, at the option of Holder, the Shares shall be of the type and series of stock issued in the Equity Event, the Warrant Price shall be equal to the price per share paid in the Equity Event, and Holder shall have the rights given to the purchasers in the Equity Event. Upon the occurrence of an Event of Default under the Loan and Security Agreement of even date (the "Loan Agreement"), Holder may acquire Shares under this Warrant equal to 13,750 Shares on the date of such occurrence and an additional 13,750 on the first day of each thirty (30) day period after such Event of Default until all amounts under the Loan Agreement have been paid in full.

ARTICLE 1.        EXERCISE

         1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

         1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3. such conversion may be made by delivering this Warrant and a duly executed notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company

         1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

         1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

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


         1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2.        ADJUSTMENTS TO THE SHARES.

         2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. Upon the closing of any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, the successor entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

         2.4 Weighted Average Adjustment. If the Company issues additional common shares (including shares of common stock ultimately issuable upon conversion of a security convertible into common stock) after the date of the Warrant and the consideration per additional common share is less than the Warrant Price in effect immediately before such issue, then the applicable Warrant Price shall be reduced, concurrently with such Issue, to a price determined by multiplying the Warrant Price by a fraction:

                  (a) the numerator of which is the amount of common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by the Company for the additional common shares would purchase at the Warrant Price in effect immediately before such Issue, and

                  (b) the denominator of which is the amount of common stock outstanding immediately before such issue plus the number of such additional common shares.

Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

         2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.        REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                  (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

                  (b) All Shares that may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (c) The capitalization table attached hereto correctly sets forth the authorized, issued and outstanding shares of capital stock of the Company and all options to acquire any such shares.

         3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

         3.3 Registration Rights. Within 120 days of the Issue Date (the "Filing Date"), Company shall file a registration statement covering the resale of the Shares on a registration statement (the "Registration Statement") with the Securities Exchange Commission (the "SEC") and effect the registration, qualifications or compliances (including without limitation the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable laws) as promptly as possible after the filing thereof, but in any case within 45 days after the Filing. The Registration Statement will be on Form SB-2, provided that if Form SB-2 is not available for use by Company on the Filing Date, then the Registration Statement will be on such form as is then available. All expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to this Section shall be borne by Company. From the Filing Date through the earlier of
(i) the date that Holder sells or disposes of the Shares or (ii) receives payment for the Equity Buyout under Section 4 (the "Registration Period"), Company shall cause the registration and any qualification, exemption or compliance under state and federal laws continuously effect with respect to Holder, and keep such Registration Statement free of any material misstatements or omissions. During the Registration Period, Company shall advise Holder (a) within 2 Business Days when the Registration Statement or any amendment thereto has been filed and when the Registration Statement or amendment has become effective, (b) within 2 Business Days of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and (c) within 2 Business Days of the occurrence of any event that requires the making of any changes in the Registration Statement. Company shall at all times use its best efforts to cause its common stock to be listed on each securities exchange or market on which the stock is listed as of the Issue Date. The Shares, or the common stock into which the Shares are convertible, shall be "Registrable Securities", and Holder shall have the rights of a "Holder" under such investor rights agreement or registration rights agreement as the Company may enter into from time to time. If the Registration Statement (i) has not been filed with the SEC by the Filing Date, (ii) has not been declared effective by the SEC within 45 days thereafter, or (iii) after the Registration Statement is declared effective by the SEC, is suspended by Company or ceases to remain continuously effective as to all Shares for which it is required to be effective (a "Registration Default"), for any 30-day period (a "Penalty Period") during which the Registration Default remains uncured, Holder may acquire an additional number of Shares equal to 27,500 shares for each Penalty Period.

         3.4 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) within ninety
(90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements; provided that so long as the Company is subject to the reporting requrements of Section 13(a) or 15(d0 of the Securities Exchange Act of 1934, as amended, such financial statements shall not be delivered to Holder before such financial statements are filed with the SEC.

ARTICLE 4. EQUITY BUYOUT. At the option of Holder at any time after Holder makes the Advance under the Loan Agreement, Holder may require that Company purchase this Warrant for a price equal to $125,000. If any amount is outstanding under the Loan Agreement after February 28, 2008, such price shall be $175,000.

ARTICLE 5.        MISCELLANEOUS.

         5.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

         5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN ACCORDANCE WITH APPLICABLE LAW.

         5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

         5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.

         5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

         5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         5.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                      SYSVIEW TECHNOLOGY, INC.


                                      By:

                                      Name:

                                      Title:

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase ______________ shares of the Common Stock of SYSVIEW TECHNOLOGY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

         [Strike paragraph that does not apply.]

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                  North Atlantic Resources Limited
                  ====================
                  Or Registered Assignee

         3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

NORTH ATLANTIC RESOURCES LIMITED or Registered
Assignee



(Signature)




(Date)




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